Exhibit 10.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION IS IDENTIFIED HEREIN WITH “[***].”

GUARANTY

This GUARANTY dated as of April 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”), is made by Flotek Industries, Inc., a Delaware corporation (the “Guarantor”), in favor of ProFrac GDM, LLC, a Texas limited liability company (the “Note Holder”).

RECITALS

WHEREAS, on the date hereof, the Note Holder made a loan to PWRTEK, LLC, a Texas limited liability company (“Borrower”), in the principal amount of FORTY MILLION DOLLARS ($40,000,000.00) (the “Loan”) to fund the purchase price for the Acquired Assets (as defined in the Note) that were acquired by Borrower from Note Holder pursuant to the Purchase Agreement;

WHEREAS, the Borrower is an indirect subsidiary of Guarantor and the Guarantor will directly or indirectly benefit from the transactions contemplated by the Note and the other transaction documents contemplated thereunder and under the other Notes Documents, and in furtherance of the transactions contemplated by the Note and the other Note Documents has agreed to provide the guarantee set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Guaranty. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Note.

(b) For purposes of this Guaranty, the following terms shall have the following meanings:

“Obligations” means all Obligations of the Borrower under the Note and the other Note Documents (including the due and prompt payment of (A) the principal of and premium (including, without limitation, the Make-Whole Amount and the Prepayment Premium), if any, and interest (including, without limitation, PIK Interest) on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, or otherwise, (B) all other monetary obligations, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding and any late payment fees), of Borrower under or in respect of the Note and (C) all fees, costs and expenses (including legal fees) to the extent payable and/or reimbursable by Borrower under the Note and the other Note Documents.

2. Guaranty.

(a) Guarantor hereby guarantees to Note Holder, as primary obligor and not as surety, (i) the prompt and complete payment and performance of the Obligations when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms of the Note and each other Note Document and (ii) the due and prompt performance of all covenants, agreements, obligations and liabilities of the Borrower under or in respect of the Note Documents. Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Upon payment by the Guarantor of any sums to Noteholder as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity, or otherwise arising therefrom against the Borrower shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations.

(b) Notwithstanding any provision to the contrary contained herein or in the Note, any other Note Document, or the other documents relating to the Obligations, the obligations of Guarantor under this Guaranty shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable debtor relief laws.

(c) The obligations of the Guarantor under this Section 2 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note, the other Note Documents, or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable laws, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2 that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Guarantor agrees all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. The obligations of the Guarantor hereunder are independent of the obligations of the Borrower under any Note Document and it is agreed that, to the fullest extent permitted by applicable laws, the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder, which shall remain absolute and unconditional as described above, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by way of any of the following:

(i) at any time or from time to time, without notice to Guarantor, the time, place or manner for any performance of or compliance with any of the Obligations shall be amended, waived, rescinded or extended, or such performance or compliance shall be waived, amended or otherwise modified;

(ii) any of the acts mentioned in any of the provisions of the Note or any of the other Note Documents or other documents relating to the Obligations shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under the Note or any of the other Note Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(iv) any Lien granted to, or in favor of Note Holder as security for any of the Obligations shall fail to attach or be perfected or be released, exchanged amended or otherwise modified;

(v) the illegality or lack of validity or enforceability of any Obligation or Note Document, or any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor);

(vi) any manner of sale, disposition or application of proceeds of any Collateral (as defined in the Security Agreement) or other assets to all or part of the Obligations;

(vii) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(viii) any change, restructuring or termination of the corporate structure, ownership or existence of any Note Party or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting the Borrower or its assets, or any resulting release or discharge of any Obligation;

(ix) any failure of Note Holder to disclose to any Note Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Note Party now or hereafter known to Note Holder (the Guarantor hereby waiving any duty of Note Holder to disclose such information);

(x) the failure of Note Holder to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Note Document or otherwise;

(xi) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against Noteholder;

(xii) Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by the Noteholder that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of the Borrower.

With respect to its obligations hereunder, Guarantor hereby expressly and unconditionally waives promptness, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Note Holder exhaust any right, power or remedy or proceed against Borrower or any other Person under any of the Note Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

(d) The obligations of Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any debtor relief laws or otherwise, and Guarantor agrees that it will indemnify Note Holder on demand for all costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by Note Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any debtor relief laws.

(e) Guarantor agrees that Guarantor shall have no right of recourse to security for the Obligations.

(f) The Guarantor agrees that, to the fullest extent permitted by applicable laws, as between the Guarantor, on the one hand, and Note Holder, on the other hand, the Obligations may be declared to be forthwith due and payable and shall be deemed to have become automatically due and payable if any Event of Default shall have occurred and be continuing, notwithstanding any stay, injunction or other prohibition under any debtor relief laws (or other Applicable Laws) preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person.

(g) Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that the Guaranty in this Section 2 is a guarantee of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

(h) A separate action may be brought against the Guarantor to enforce this Guaranty, whether or not any action is brought against the Borrower or whether or not the Borrower is joined in any such action. The Guarantor acknowledges that the Note Holder may, at its election and without notice to or demand upon Guarantor, foreclose on any Collateral (as defined in the Security Agreement) held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower, or exercise any other right or remedy available to it against the Borrower, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations (other than contingent obligations for which no claim has been made) have been paid in full. Guarantor waives any defense arising out of such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification, or other right or remedy of Guarantor against Borrower.

3. Subordination. Guarantor agrees (i) that all Debt or other obligations owed by Borrower to Guarantor will be fully subordinated to the prior payment in full of the Obligations and that during the continuance of any Event of Default any payment made to Guarantor in violation of this sentence shall be held in trust by Guarantor for the benefit of the Note Holder, segregated from other funds of the Guarantor, and promptly paid or delivered to Note Holder to be applied in accordance with the Note and (ii) any Debt or other obligations of Guarantor owed to Borrower shall be fully subordinated to the prior payment in full of any Debt of Guarantor owed to Note Holder or any Affiliate of Note Holder under any ProFrac Agreement or any other note, agreement or other instrument (excluding, for the avoidance of doubt, this Guaranty) entered into in connection with and/or pursuant to any ProFrac Agreement.

4. Representations and Warranties. The Guarantor represents and warrants as follows:

(a) The Guarantor (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (ii) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted except to the extent the combined effect of all such failures and exceptions under this clause (ii) would not have a Material Adverse Effect, (iii) has the requisite power and authority, and the legal right, to execute and deliver this Guaranty and each other Note Document in which it is a party and to perform its obligations hereunder and thereunder (iv) is in compliance with all Laws except, in each case, to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Guarantor is authorized to execute and deliver this Guaranty and the other Note Documents to which the Guarantor is a party and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Guarantor has duly executed and delivered this Guaranty and the other Note Document to which it is a party.

(c) No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Guarantor to execute, deliver, or perform any of its obligations under this Guaranty or any other Note Document to which Guarantor is a party.

(d) The execution and delivery of this Guaranty and any other Note Document to which Guarantor is a party to, Guarantor’s performance of its obligations hereunder and thereunder and the consummation by the Guarantor of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign applicable to the Guarantor or by which any of its properties or assets may be bound, or (b) constitute a default under any Material Debt.

(e) This Guaranty and each other Note Document to which Guarantor is a party is a valid, legal, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f) No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its property or assets (a) with respect to this Guaranty, the Note, any other Note Documents to which Guarantor is a party or any of the transactions contemplated hereby or thereby or (b) that would be expected to materially adversely affect the Guarantor’s financial condition or the ability of Guarantor to perform its obligations under this Guaranty or the other Note Documents to which Guarantor is a party.

(g) Guarantor is Solvent and able to pay its debts (including trade debts) as they mature.

5. Covenants. The Guarantor covenants as follows:

(a) To (i) preserve, renew, and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Guarantor shall not liquidate, wind up, dissolve or suspend operations (or suffer any liquidation or dissolution).

6. Set-off. If an Event of Default shall have occurred and be continuing, Note Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Note Holder to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Note Document to Note Holder. The rights of Note Holder under this Section 6 are in addition to other rights and remedies (including other rights of set-off) that Note Holder may have.

7. No Waiver and Cumulative Remedies. The Note Holder shall not by any act (except by a written instrument pursuant to Section 10), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law. No delay in enforcing this Guaranty or the Note shall act as a waiver of the Note Holder’s rights hereunder.

8. Indemnification. GUARANTOR AGREES TO PAY, AND TO INDEMNIFY AND HOLD THE NOTE HOLDER, AND ITS DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE “INDEMNITEES”) HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING REASONABLE AND DOCUMENTED ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS GUARANTY AND THE OTHER NOTE DOCUMENTS; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

All amounts due under this Section 8 shall be payable promptly and not later than ten (10) Business Days after written demand therefor. The agreements in this Section 8 shall survive repayment of the Obligations and all other amounts payable under the Note and the other Note Documents.

9. Reinstatement. The obligations of Guarantor under this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or otherwise must be restored or returned by the Note Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or otherwise, all as though such payment had not been made, and Guarantor shall sign and deliver to Note Holder all documents, and shall do such other acts and things, as may be necessary to reinstate this Guaranty.

10. Amendments. None of the terms or provisions of this Guaranty may be amended, restated, modified, supplemented, terminated or waived, and no consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Note Holder and the Guarantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

11. Addresses For Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such party may from time to time specify in writing in compliance with this provision:

(A)	If to the Guarantor:

Flotek Industries, Inc.

5775 N. Sam Houston Parkway W.

Suite 400

Houston, TX 77086

Attention: Legal Department

Email: [***]

With a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA 30309

Attention: Keith M. Townsend; Heath C. Trisdale

Email: [***]

(B)	If to the Note Holder:

ProFrac GDM, LLC

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attention: Matt Wilks

Email: [***]

With a copy to (which shall not constitute notice):

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Attention: Andreas P. Andromalos, Esq.; James E. Bedar

Email: [***]

(ii) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

12. Further Actions. This Guaranty shall (a) subject to Section 13, remain in full force and effect until payment and performance in full of the Obligations, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of the Note Holder and its permitted successors, transferees and assigns; provided that (i) the Guarantor shall not assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Note Holder and (ii) the Note Holder shall not assign or otherwise transfer any of its rights or obligations under this Guaranty.

13. Termination; Release. On the date on which all Obligations have been paid in full in cash, this Guaranty shall automatically terminate and be of no further force or effect. At such time the Note Holder will, at the request of Guarantor and the sole expense of the Guarantor, execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

14. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

15. Submission to Jurisdiction.

(i) THE PARTIES HERETO FURTHER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATING HERETO MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN) AND ANY APPELLATE COURT FROM ANY THEREOF (collectively, “New York Courts”). Each Party hereto agrees to commence any such action in such New York Courts. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each Party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Guaranty or the transactions contemplated hereby in such New York Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

(ii) Nothing in this Section 15 shall affect the right of the Note Holder to (i) commence legal proceedings or otherwise sue the Guarantor in any other court having jurisdiction over the Guarantor or (ii) serve process upon the Guarantor in any manner authorized by the laws of any such jurisdiction.

16. Expenses. Each of Guarantor and Note Holder shall be responsible for its own costs, expenses, and fees (including all expenses and fees of its external counsel) in any way related to this Guaranty on or prior to the date hereof and thereafter, provided that Guarantor will pay to Note Holder all reasonable and documented fees and out of pocket expenses (including all expenses and fees of one external counsel and one external local counsel in each applicable jurisdiction) incurred by Note Holder in connection with the enforcement of any of the provisions of this Guaranty or any other Note Document or incidental to the enforcement of any of the Obligations and default or asserting the rights and claims of the Note Holder in respect thereof, by litigation or otherwise; and all such fees and expenses shall be Obligations within the terms of this Guaranty.

17. Effectiveness. This Guaranty shall become effective upon being fully executed and delivered to each party hereto on the Effective Date.

18. Counterparts. This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty. This Guaranty constitute the entire contract among the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect to the subject matter hereof.

19. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Guaranty shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

GUARANTOR:

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

NOTE HOLDER:

PROFRAC GDM, LLC

By:
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Guaranty]